Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

COMPASS MINERALS INTERNATIONAL, INC.

(Effective as of May 15, 2020)

ARTICLE I. OFFICES

1.01. Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the corporation may require from time to time.

1.02. Registered Office. The registered office of the corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware may be, but need not be, identical with the principal office in the State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.

ARTICLE II. STOCKHOLDERS

2.01. Annual Meeting. The annual meeting of the stockholders shall be held at such date and time as shall be fixed by resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the next succeeding business day.

2.02. Special Meeting. Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by law, may be called at any time by the Board of Directors, the Chairman of the Board (if any) or the President, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

2.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Delaware. In lieu of holding a meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication.

2.04. Notice of Meeting. Written notice stating the place, day and hour of the meeting of stockholders (whether in person or by remote communication) and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) days (unless a longer period is required by law or the certificate of incorporation) nor more than sixty (60) days before the date of the meeting, either personally by mail, or by other lawful means, by or at the direction of the Board of Directors, the Chairman of the Board (if any) or the President. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid.

2.05. Adjournment. Any meeting of stockholders may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. No notice of the time or place of an adjournment need be given if the time and place are announced at the meeting at which an adjournment is taken, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder. Unless a new record date for the adjourned meeting is fixed, the determination of stockholders of record entitled to notice of or to vote at the meeting at which adjournment is taken shall apply to the adjourned meeting.

2.06. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case shall, unless otherwise required by law, be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed, the record date for determining:

(a)	stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given; or

(b)	stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.07. Voting Records. The officer having charge of the stock transfer books for shares of the corporation shall, at least ten (10) days before each meeting of stockholders, make a complete record of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open to the examination of any stockholders, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held as specified in the notice of the meeting or at the place of the meeting. The record shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholders present. Except as otherwise provided by law, the original stock transfer books shall be the only evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

2.08. Quorum. Except as otherwise provided by law, the certificate of incorporation or these by-laws, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, but in no event shall less than one-third of the shares entitled to vote constitute a quorum. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares represented at a meeting which initially had a quorum may adjourn the meeting from time to time without further notice.

2.09. Conduct of Meeting. Meetings of Stockholders shall be presided over by the Chairman of the Board (if any), or in his absence, the President, or in his absence, by a Vice President in the order provided under Section 4.07, or in the absence, inability or unwillingness of the foregoing persons, by a chairman chosen at the meeting.

2.10. Proxies. At all meetings of stockholders, a stockholder entitled to vote may vote in person or by proxy appointed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy and supported by sufficient interest, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting Secretary of the meeting or by oral notice given by the stockholder to the presiding officer during the meeting. The presence of a stockholder who has filed a proxy shall not of itself constitute a revocation. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

2.11. Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the certificate of incorporation.

2.12. Voting of Shares by Certain Holders.

(a)

Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, of the designation of some other person by the board of directors or the by-laws of such other corporation.

(b)

Legal Representatives and Fiduciaries. Shares held by any administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by a duly executed proxy, without a transfer of such shares to his name. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary, shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

(c)

Pledgees. A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer of the shares the pledgor has expressly authorized the pledgee to vote the shares and thereafter the pledgee, or his proxy, shall be entitled to vote the shares so transferred.

(d)

Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

(e)

Joint Holders. Shares of record in the names of two or more persons or shares to which two or more persons have the same fiduciary relationship, unless the Secretary of the corporation is given notice otherwise and furnished with a copy of the instrument creating the relationship, may be voted as follows: (i) if voted by an individual, his vote binds all holders; or (ii) if voted by more than one holder, the majority vote binds all, unless the vote is evenly split in which case the shares may be voted proportionately, or according to the ownership interest as shown in the instrument filed with the Secretary of the corporation.

2.13. Waiver of Notice by Stockholders. Whenever any notice whatever is required to be given to any stockholder of the corporation under the certificate of incorporation or by-laws or any provision of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends for the express purpose of objecting to the transaction of any business. Neither the business, nor the purpose of any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in the waiver.

2.14. Stockholders Consent without Meeting. No action that is required or permitted to be taken by the stockholders of the corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

2.15. Notice of Stockholder Business and Nominations.

(a)	Business Brought Before a Meeting.

(1) At an annual meeting of stockholders, only such business shall be conducted that is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any authorized committee thereof), (ii) brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder who: (A) was a stockholder of record at the time of giving the notice provided for in this Section 2.15(a) and on the record date for the determination of stockholders entitled to vote at the annual meeting, (B) is entitled to vote at the meeting, and (C) complied with all of the notice procedures set forth in this Section 2.15(a) as to such business (except for proposals made in accordance with Rule 14a-8 under the Exchange Act (as defined in Section 2.15(d), which are addressed in Section 2.15(a)(5)). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with the notice procedures set forth in Section 2.15(b) of these By-laws, and this Section 2.15(a) shall not be applicable to nominations except as expressly provided therein.

(2) Without qualification, for business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) (1) of this Section 2.15, the stockholder must have given Timely Notice (as defined in 2.15(d)) thereof in writing to the Secretary of the corporation and any such proposed business must constitute a proper matter for stockholder action. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3) Such stockholder’s notice shall set forth:

(i) (A) the name and address of the stockholder providing the notice, as they appear on the corporation’s books, and of the other Proposing Persons (as defined in 2.15(d)), (B) the class or series and number of shares of the corporation that are, directly or indirectly, owned of record, and the class and number of shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by each Proposing Person, except that any such Proposing Person shall be deemed to beneficially own any shares of any class or series of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, and (C) a representation that each Proposing Person will notify the corporation in writing of the class and number of shares owned of record, and of the class and number of shares owned beneficially, in each case, as of the record date for the meeting;

(ii) as to each Proposing Person: (A) any Derivative Instruments (as defined in 2.15(d)) that are, directly or indirectly, owned or held by such Proposing Person; (B) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act) agreement, arrangement, understanding or relationship pursuant to which such Proposing Person, directly or indirectly, has or shares a right to vote any shares of any class or series of the corporation; (C) any Short Interests (as defined in 2.15(d)), that are held directly or indirectly by such Proposing Person; (D) any rights to dividends on the shares of any class or series of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation; (E) any performance-related fees (other than an asset based fee) that such Proposing Person is entitled to receive based on any increase or decrease in the price or value of shares of any class or series of the corporation, Derivative Instruments or Short Interests, if any, including, without limitation, any such interests held by persons sharing the same household as such Proposing Person; and (F) any plans or proposals that the Proposing Person may have that relate to or may result in the acquisition or disposition of securities of the corporation, an extraordinary corporate transaction (such as the sale of a material amount of assets of the corporation or any of its subsidiaries, a merger, reorganization or liquidation) involving the corporation or any of its subsidiaries, any change in the Board of Directors or management of the corporation (including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board of Directors), any material change in the present capitalization or dividend policy of the corporation, any change in the corporation’s Certificate of Incorporation or By-laws, causing a class of securities of the corporation to be delisted from a national securities exchange or any other material change in the corporation’s business or corporate structure or any action similar to those listed above;

(iii) as to each matter proposed to be brought by any Proposing Person before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any material interest of such Proposing Person in such business and (B) a reasonably detailed description of all agreements, arrangements, understandings or relationships between or among any of the Proposing Persons and/or any other persons or entities (including their names) in connection with the proposal of such business by such Proposing Person; and

(iv) any other information relating to any Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act.

(4) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.15(a) shall be true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof, as the case may be, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the later of the record date for the meeting or the date notice of such record date is first Publicly Disclosed (in the case of the update and supplement required to be made as of the record date), and as promptly as practicable (in the case of any update or supplement required to be made after the record date).

(5) This Section 2.15(a) is expressly intended to apply to any business proposed to be brought before an annual meeting, regardless of whether or not such proposal is made by means of an independently financed proxy solicitation. In addition to the foregoing provisions of this Section 2.15(a), each Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.15(a). This Section 2.15 shall not be deemed to affect (i) the rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act and, if required by such rule to be included in the corporation’s proxy statement, to include a description of such proposal in the notice of meeting and to be submitted for a stockholder vote at the applicable meeting, or (ii) the rights of the holders of any series of Preferred Stock if and to the extent provided under law, the Certificate of Incorporation or these By-laws.

(6) Notwithstanding satisfaction of the provisions of this Section 2.15(a), the proposed business described in the notice may be deemed not to be properly brought before the meeting if, pursuant to the Certificate of Incorporation, the By-laws, state law or any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board of Directors.

(7) In the event Timely Notice is given pursuant to Section 2.15(a)(2) and the business described therein is not disqualified pursuant to this Section 2.15(a), such business may be presented by, and only by, the stockholder who shall have given the notice required by this Section 2.15(a), or a representative of such stockholder who is qualified under the law of the State of Delaware to present the proposal on the stockholder’s behalf at the meeting.

(8) Notwithstanding anything in these By-laws to the contrary: (i) no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.15(a) or, subject to 2.15(a)(1) or 2.15(a)(5), as permitted under Rule 14a-8 under the Exchange Act (other than the nomination of a person for election as a director, which is governed by Section 2.15(b)), and (ii) unless otherwise required by law, if a Proposing Person intending to propose business at an annual meeting pursuant to 2.15(a)(1)(iii) does not provide the information required under 2.15(a)(2)-(4) within the periods specified therein, or the stockholder who shall have given the notice required by Section 2.15(a) (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.15(a) and any such business not properly brought before the meeting shall not be transacted. The requirements of this Section 2.15(a) are included to provide the corporation notice of a stockholder’s intention to bring business before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the corporation as a condition precedent to bringing any such business before an annual meeting.

(b)	Nominations of Directors.

(1) Nominations of persons for election to the Board of Directors at an annual meeting or special meeting (but only if the Board of Directors has first determined that directors are to be elected at such special meeting) may be made at such meeting (i) by or at the direction of the Board of Directors (or a duly authorized committee thereof), or (ii) by any stockholder who: (A) was a stockholder of record at the time of giving the notice provided for in this Section 2.15(b) and on the record for determination of stockholders entitled to vote at the meeting; (B) is entitled to vote at the meeting; and (C) complied with the notice procedures set forth in this Section 2.15(b) as to such nomination. Section 2.15(b)(1)(ii) of these By-laws shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board of Directors to be considered by the stockholders at an annual meeting or special meeting.

(2) Without qualification, for nominations to be made at an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined in 2.15(d) in writing and in proper form to the Secretary of the corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.15(b). Without qualification, if the Board of Directors has first determined that directors are to be elected at a special meeting, then for nominations to be made at a special meeting by a stockholder, the stockholder must (i) provide notice thereof in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which the date of such special meeting was first Publicly Disclosed and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.15(b). In no event shall any adjournment or postponement of an annual meeting or special meeting, or the announcement thereof, commence a new time period for the giving of a stockholder notice as described above.

(3) To be in proper form for purposes of this Section 2.15(b), a stockholder’s notice to the Secretary pursuant to this Section 2.15(b) must set forth:

(i) (A) the name and address of the stockholder providing the notice, as they appear on the corporation’s books, and of the other Proposing Persons, (B) any Material Ownership Interests (as defined in 2.15(d)) of each Proposing Person, as well as the information set forth in Section 2.15(a)(3)(ii), clause (F) regarding each Proposing Person and (C) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and

(ii) as to each person whom the stockholder proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.15(b) if such proposed nominee were a Proposing Person; (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, and any other persons Acting in Concert with such nominee, affiliates, associates and other person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and a representation that each Proposing Person will notify the corporation in writing of any such relationships, arrangements, agreements or understandings as of the record date for the meeting, promptly following the later of such record date or the date the notice of such record date is first Publicly Disclosed; and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.15(b)(7).

(4) The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such nominee.

(5) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.15(b) shall be true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof, as the case may be, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the later of the record date for the meeting or the date notice of such record date is first Publicly Disclosed (in the case of the update and supplement required to be made as of the record date), and as promptly as practicable in the case of any update or supplement required to be made after the record date.

(6) Notwithstanding anything in the Timely Notice requirement in the first sentence of Section 2.15(b)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 2.15(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such nominees or increased size was first Publicly Disclosed by the corporation.

(7) To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed by delivery of notice under this Section 2.15(b) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any Voting Commitment (as defined in Section 2.15(d) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity, if elected as a director of the corporation, will comply with applicable Publicly Disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(8) In addition to the foregoing provisions of this Section 2.15(b), each Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.15.

(9) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.15(b) shall be eligible to serve as directors. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this Section 2.15(b) and, if any proposed nomination is not in compliance with this Section 2.15(b), to declare that such defective nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation.

(c)

Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 2.15 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedure set forth in this Section 2.15. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (b)(2) of this Section 2.15 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (l0th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) of the giving of a stockholder’s notice as described above.

(d)	Definitions. For purposes of Section 2.15, of these By-laws, the following terms have the meanings specified or referred to below:

(1) “Acting in Concert” means a person will be deemed “Acting in Concert” with another person for purposes of these By-laws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in connection with a public proxy solicitation pursuant to, and in accordance with, the Exchange Act. A person that is Acting in Concert with another person shall also be deemed to be Acting in Concert with any third party who is also Acting in Concert with the other person.

(2) “Derivative Instruments” shall mean (i) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise, conversion or exchange privilege or settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the price or value or volatility of any class or series of shares of the corporation, or (ii) any derivative, swap or other transaction, right or instrument or series of transactions, rights or instruments engaged in, directly or indirectly, by any Proposing Person the purpose or effect of which is to give such Proposing Person economic risks or rights similar to ownership of shares of any class or series of the corporation, including, due to the fact that the value of such derivative, swap or other transaction, right or instrument is determined by reference to the price or value or volatility of any shares of any class or series of the corporation, or which derivative, swap or other transaction, right or instrument provides, directly or indirectly, the opportunity to profit from any increase or decrease in the price or value or volatility of any shares of any class or series of the corporation, in each case whether or not such derivative, swap, security, instrument, right or other transaction or instrument, (A) conveys any voting rights in such shares to any Proposing Person, or is required to be, or is capable of being, settled through delivery of such shares, or (B) any Proposing Person may have entered into other transactions or arrangements that hedge or mitigate the economic effect of such derivative, swap, security, instrument or other right or transaction related to any of the foregoing.

(3) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(4) “Material Ownership Interests” shall mean the disclosures to be made pursuant to 2.15(a)(3)(i), clauses (B) and (C), and pursuant to Section 2.15(a)(3)(ii), clauses (A) through (E).

(5) “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting or the stockholder providing notice of the nomination of a director, (ii) such beneficial owner, if different, on whose behalf the business proposed to be brought before the annual meeting, or on whose behalf the notice of the nomination of the director, is made, (iii) any affiliate or associate of such stockholder or beneficial owner (the terms “affiliate” and “associate” are defined in Rule 12b-2 under the Exchange Act), and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(6) “Publicly Disclosed” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(7) “Short Interests” shall mean any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by any Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of any class or series of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation.

(8) “Timely Notice” shall mean a stockholder’s notice to the Secretary of the corporation which must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before, or more than thirty (30) days after, such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which the date that such annual meeting was Publicly Disclosed (as defined above).

(9) “Voting Commitment” shall mean any agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director of the corporation, will act or vote on any issue or question.

ARTICLE III. BOARD OF DIRECTORS

3.01. General Powers. The corporation shall be managed by or under the direction of its Board of Directors.

3.02. Number and Election of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, the business and affairs of the number of directors of the corporation shall be such as from time to time shall be established by the Board of Directors, provided that in no event shall the total number of directors constituting the entire Board of Directors be less than three (3). Election of directors need not be by written ballot. A nominee for director shall be elected to the Board of Directors if the number of votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election; provided, however, that, if the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors.

3.03. Annual Election of All Directors. The Board of Directors shall be elected annually commencing with the 2021 annual meeting of the stockholders as provided in the certificate of incorporation.

3.04. Terms of Office. Each director shall serve for a one-year term ending on the date of the next annual meeting following the annual meeting at which such director was elected; provided that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

3.05. Quorum. Except as otherwise provided by law or by the certificate of incorporation or these by-laws, a majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but in no event shall less than one-third of the directors constitute a quorum. A majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

3.06. Manner of Acting. Every act or decision done or made by the majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless the act of a greater number is required by law or by the certificate of incorporation or these by-laws.

3.07. Removal; Resignation. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, a director may be removed from office with or without cause and only by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors. A director may resign at any time by notice given in writing or by electronic transmission to the Secretary of the corporation. Such resignation shall take effect on the date of receipt of such notice by the Corporation or at such later time as is therein specified.

3.08. Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, and unless otherwise provided by law or the certificate of incorporation, any vacancy or newly created directorships in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next annual election of directors, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

3.09. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after the annual meeting of stockholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of stockholders which precedes it, or such other suitable place as may be announced at such meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

3.10. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Secretary or any director. The President or Secretary calling any special meeting of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of the meeting shall be the registered office of the corporation in the State of Delaware.

3.11. Notice; Waiver; Electronic Transmission. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.09) shall be given to each director not less than twenty-four (24) hours prior to the meeting by giving oral, telephone or written notice to a director in person, or by electronic transmission, or not less than three (3) days prior to a meeting by delivering notice to the business address or such other address as a director shall have designated in writing and filed with the Secretary. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If given by electronic transmission, such notice shall be deemed to have been delivered when sent. Whenever any notice whatsoever is required to be given to any director of the corporation under the certificate of incorporation or by-laws or any provision of law, a written waiver of that notice, signed by the person entitled to that notice, or a waiver by electronic transmission by the person entitled to that notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of that meeting, to the transaction of any business because that meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, Board, or Board committee need be specified in any written waiver of notice or any waiver by electronic transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, which creates a record that may be retained, retrieved, and reviewed by a recipient, and that may be directly reproduced in paper form by such recipient through an automated process.

3.12. Conduct of Meetings. Meetings of the Board of Directors shall be presided over by the Chairman of the Board (if any), or in his absence, the President, or in his absence, by a Vice President in the order provided under Section 4.07, or in the absence, inability or unwillingness of the foregoing persons, any director chosen by the directors present shall act as chairman of the meeting. The Secretary of the corporation shall act as Secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as Secretary of the meeting.

3.13. Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

3.14. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.15. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the directors may designate one or more committees, each committee to consist of one or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Unless otherwise specified in the Board’s resolution appointing the committee, all provisions of the Delaware General Corporation Law and these By-laws relating to meetings, action without meetings, notice (and waiver), quorum, and voting requirements of the Board apply to Board committees and their members. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

3.16. Unanimous Consent without Meeting. Any action required or permitted by the certificate of incorporation or by-laws or any provision of law to be taken by the Board of Directors at a meeting or by a resolution of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.17. Telephonic Meetings. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

ARTICLE IV. OFFICERS

4.01. Number. The principal officers of the corporation shall be a President, any number of Vice Presidents, a Secretary and a Chief Financial Officer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.

4.02. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. Failure to elect officers shall not dissolve or otherwise affect the corporation.

4.03. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

4.04. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise shall be filled by the Board of Directors for the unexpired portion of the term.

4.05. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments, of every conceivable kind and character whatsoever, necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

4.06. The Chairman of the Board. If a Chairman of the Board is appointed, the Chairman of the Board shall perform such duties and have such authority as may be delegated or assigned to him by the President or by the Board of Directors.

4.07. The Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President. In addition to the Vice Presidents elected by the Board of Directors under this Article, the President may appoint additional Vice Presidents, but those appointed Vice Presidents will not be considered “officers” of the Company under these Bylaws.

4.08. The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the stockholders, the Board of Directors and the committees of the Board of Directors in one or more books provided for the purpose; (b) attest instruments to be filed with the Secretary of State; (c) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (d) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (e) keep or arrange for the keeping of a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (f) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

4.09. The Chief Financial Officer. The Chief Financial Officer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all of the duties incident to the office of Chief Financial Officer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.10. Assistant Secretaries and Assistant Chief Financial Officers. There shall be such number of Assistant Secretaries and Assistant Chief Financial Officers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Chief Financial Officers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Chief Financial Officers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Chief Financial Officer, respectively, or by the President or the Board of Directors.

4.11. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be an assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

4.12. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation, but any such officer who shall also be a director shall not have any vote in the determination of such officer’s compensation.

ARTICLE V. CONTRACTS, LOANS, CHECKS

AND DEPOSITS; SPECIAL CORPORATE ACTS

5.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

5.02. Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

5.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

5.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

5.05. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President of this corporation if he is present, or in his absence, by a Vice President of this corporation who may be present, and (b) whenever, in the judgment of the President, or in his absence, of a Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01. Certificates for Shares. Shares of the corporation’s stock may be certificated or uncertificated. Each stockholder is entitled to choose between a registered certificate and a book-entry or “direct registration” position on the records of the transfer agent. Each stock certificate shall be consecutively numbered and shall include on its face the name of the corporation that issues it, the name of the stockholder or other person to whom it is issued, the class of stock and number of shares it represents, and the date of issue. All stock certificates of the corporation shall be entered in the stock transfer books of the corporation as they are issued. The corporation’s stock certificate shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chief Executive Officer, the President or a Vice President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.06.

6.02. Facsimile Signatures and Seal. The seal of the corporation on any certificates for shares may be a facsimile. The signature of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the corporation itself or an employee of the corporation.

6.03. Signature by Former Officers. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

6.04. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors. Where a transfer of shares is made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the shares are presented, both the transferor and the transferee so request.

6.05. Restrictions on Transfer. The corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

6.06. Destroyed or Stolen Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the person requesting such new certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.07. Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, consistent with the law of the State of Delaware.

6.08. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Delaware as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

ARTICLE VII. SEAL

7.01. The Board of Directors may provide a corporate seal in an appropriate form.

ARTICLE VIII. AMENDMENTS

8.01. By Stockholders. These by-laws may be adopted, amended or repealed and new by-laws may be adopted by the stockholders entitled to vote at the stockholders’ annual meeting provided that notice of the amendment under consideration is properly brought before the meeting pursuant to Section 2.15 and has been set forth in the notice of meeting.

8.02. By Directors. These by-laws may be adopted, amended or repealed by the Board of Directors as provided in the certificate of incorporation by the affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no by-law adopted by the stockholders shall be amended or repealed by the Board of Directors if the by-laws so provide.

8.03. Implied Amendments. Any action taken or authorized by the Board of Directors, which would be inconsistent with the by-laws then in effect but is taken or authorized by affirmative vote of not less than the number of directors required to amend the by-laws so that the by-laws would be consistent with such action, shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

ARTICLE IX. INDEMNIFICATION AND ADVANCEMENT PROVISIONS

9.01. Indemnification of Directors, Officers and Employees.

(a)

Subject to Section 9.03, the corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that such person is or was a director or a board elected officer (an “Officer”) of the corporation or is or was serving at the request of corporation as a director or Officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “another enterprise”).

(b)

The corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any proceeding, by reason of the fact that such person is or was an employee or agent of the corporation or is or was serving at the request of the corporation as an employee or agent of another enterprise.

9.02. Advancement of Expenses.

(a)

Subject to Section 9.03, with respect to any person made or threatened to be made a party to any threatened, pending, or completed proceeding, by reason of the fact that such person is or was a director or Officer of the corporation or is or was serving at the request of the corporation as a director or Officer of another enterprise, the corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of a written agreement by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article IX or otherwise.

(b)

With respect to any person made or threatened to be made a party to any proceeding, by reason of the fact that such person is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another enterprise, the corporation may, in its discretion and upon such terms and conditions, if any, as the corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition; provided, however, that any advancement of expenses shall be made only upon receipt of a written agreement by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article IX or otherwise.

9.03. Actions Initiated Against the Corporation. Notwithstanding anything contained in Section 9.01(a) or Section 9.02(a) to the contrary, and except as provided in Section 9.05(b) with respect to a proceeding initiated against the corporation by a director or Officer of the corporation (or by a person serving at the request of the corporation as a director or Officer of another enterprise), the corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting the proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense or like claim of the corporation in such proceeding (or part thereof) unless the proceeding (in part thereof) was authorized by the Board.

9.04. Vesting of Rights. With respect to any person made or threatened to be made a party to any proceeding, by reason of the fact that the person is or was a director or Officer of the corporation or is or was serving at the request of the corporation as a director or Officer of another enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 9.01(a) and 9.02(a): (i) shall be contract rights based upon good and valuable consideration, pursuant to which an indemnitee may bring suit as if the provisions of this Article IX were set forth in a separate written contract between the person and the corporation; (ii) are intended to be retroactive and shall be available with respect to action or omission to act occurring prior to the adoption of this Article IX; (iii) shall continue as to an indemnitee who has ceased to be a director or Officer, or ceased to serve at the request of the corporation as a director or Officer of another enterprise, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; and (iv) shall be deemed to have fully vested at the time the indemnitee first assumes his or her position as a director or Officer of the corporation or serves at the request of the corporation as a director or Officer of another enterprise. Any amendment, repeal, modification, or adoption of any provision inconsistent with this Article IX shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant to this Article IX, or his or her heirs, executors or administrators, with respect to any act or omission of the person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption, and regardless of whether any such proceeding is brought before or after the person has ceased to be a director or Officer of the corporation, or ceased to serve at the request of the corporation as a director or Officer of another enterprise).

9.05. Claims.

(a)

If a claim under Section 9.01(a) with respect to any right to indemnification is not paid in full by the corporation within 60 days after a written demand has been received by the corporation or a claim under Section 9.02(a) with respect to any right to the advancement of expenses is not paid in full by the corporation within 20 days after a written demand has been received by the corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses may at any time thereafter bring a lawsuit against the corporation to recover the unpaid amount of the claim.

(b)

If successful in whole or in part in any lawsuit brought pursuant to Section 9.05(a) or in a lawsuit brought by the corporation to recover an advancement of expenses, the person seeking to enforce a right to indemnification or an advancement of expenses or the person from whom the corporation sought to recover an advancement of expenses shall be entitled to be paid by the corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such lawsuit.

(c)

In any lawsuit brought by a person seeking to enforce a right to indemnification (but not a lawsuit brought by a person seeking to enforce a right to an advancement of expenses), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any lawsuit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses, or any lawsuit brought by the corporation to recover an advancement of expenses, neither the failure of the corporation to have made a determination prior to commencement of such lawsuit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor an actual determination by the corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such lawsuit.

(d)

In any lawsuit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses or by the corporation to recover an advancement of expenses, the burden shall be on the corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article IX or otherwise.

9.06. Determination of Entitlement to Indemnification. Any indemnification required or permitted under this Article IX (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, Officer, employee, or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article IX and Section 145 of the Delaware General Corporation Law. Such determination shall be made, with respect to a person who is a director or Officer of the corporation at the time of the determination: (1) by a majority vote of the directors who are not parties to such action, lawsuit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders. Such determination shall be made, with respect to any person who is not a director or Officer of the corporation at the time of such determination, in the manner determined by the Board (including in such manner as may be set forth in any general or specific action of the Board applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the corporation are parties.

9.07. Non-Exclusive Rights. The indemnification and advancement of expenses provided in this Article IX shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

9.08. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, Officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, Officer, employee, or agent of another enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article IX or otherwise.

9.09. Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired; and (2) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

ARTICLE X. FORUM FOR ADJUDICATION OF DISPUTES

10.01. Forum for Adjudication of Disputes. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of a breach of fiduciary duty owed by any director, officer, or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or any director, officer or other employee of the corporation arising pursuant to any provision of the Delaware General Corporation Law or the corporation’s certificate of incorporation or by-laws (as any may be amended from time to time), or (iv) any action asserting a claim against the corporation or any director, officer, or other employee of the corporation governed by the internal affairs doctrine, shall be the applicable state court located within the State of Delaware (including the Delaware Court of Chancery) or the federal district court for the District of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants.

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